[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2004-1 OWNER TRUST

                           Distribution Date Statement
                  for Collection Period ended October 31, 2004
                   for Distribution Date of November 22, 2004


COLLECTIONS
                                                                                                    DOLLARS
Payments received                                                                                    57,419,649.02
                Plus / (Less) :
                                Net Servicer Advances                                                   (16,952.41)
                                Investment Earnings on funds in the
                                  Collection Account                                                     84,155.41
                                                                                                    --------------
Total Available Funds                                                                                69,034,489.93
                                                                                                    ==============


DISTRIBUTIONS

                Servicing Fee                                                        1,201,047.00
                Trustee and Other Fees                                                   3,606.72
                                                                                     ------------

Total Fee Distribution                                                                                1,204,653.72

                Note Interest Distribution Amount - Class A-1                 0.00
                Note Interest Distribution Amount - Class A-2           505,065.93
                Note Interest Distribution Amount - Class A-3           365,000.00
                Note Interest Distribution Amount - Class A-4           776,847.92
                                                                    --------------
                                                                      1,646,913.85

                Note Principal Distribution Amount - Class A-1                0.00
                Note Principal Distribution Amount - Class A-2       39,718,033.94
                Note Principal Distribution Amount - Class A-3                0.00
                Note Principal Distribution Amount - Class A-4                0.00
                                                                    --------------
                                                                     39,718,033.94

Total Class A Interest and Principal Distribution                                                    41,364,947.79

                Note Interest Distribution Amount - Class B-1            94,206.27
                Note Principal Distribution Amount - Class B-1        2,056,327.22
                                                                    --------------

Total Class B Interest and Principal Distribution                                                     2,150,533.49

                Note Interest Distribution Amount - Class C-1           113,643.05
                Note Principal Distribution Amount - Class C-1        2,331,158.55
                                                                    --------------

Total Class C Interest and Principal Distribution                                                     2,444,801.60

                Note Interest Distribution Amount - Class D-1           121,019.37
                Note Principal Distribution Amount - Class D-1        5,739,165.78
                                                                    --------------

Total Class D Interest and Principal Distribution                                                     5,860,185.15

                Spread Account Deposit                                                               16,009,368.18
                                                                                                    --------------


Total Distributions                                                                                  69,034,489.93
                                                                                                    ==============

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended October 31, 2004
                   for Distribution Date of November 22, 2004


PORTFOLIO DATA:
                                                                      # of loans
      Beginning Aggregate Principal Balance                               81,046                      1,153,004,936.47

          Less:                 Principal Payments                                  (21,579,099.41)
                                Full Prepayments                          (2,471)   (23,418,811.46)
                                Partial Prepayments                            -                 -
                                Liquidations                                (310)    (4,079,111.17)
                                                                                    --------------
                                                                                                        (49,077,022.04)
                                                                                                      ---------------
      Ending Aggregate Principal Balance                                  78,265                      1,103,927,914.43
                                                                                                      ===============

Ending Outstanding Principal Balance of Notes                                                         1,032,172,599.99
Overcollateralization Amount                                                                             71,755,314.44
Overcollateralization Level                                                                                       6.50%

OTHER RELATED INFORMATION:

Spread Account:

                Beginning Balance                                                    11,530,049.36
                      Investment earnings on funds in spread account                     17,588.55
                      Less: Funds included in Total Available Funds                 (11,547,637.91)
                      Deposits                                                       16,009,368.18
                      Reductions                                                     (4,970,089.04)
                                                                                    --------------
                Ending Balance                                                                           11,039,279.14

                Beginning Initial Deposit                                            15,000,000.00
                      Repayments                                                     (4,970,089.04)
                                                                                    --------------
                Ending Initial Deposit                                                                   10,029,910.96


Modified Accounts:
                Principal Balance                                                                -                   -
                Scheduled Balance                                                                -                   -

Servicer Advances:
                Beginning Unreimbursed Advances                                         961,129.86
                Net Advances                                                            (16,952.41)
                                                                                    --------------
                                                                                                            944,177.45

Net Charge-Off Data:
                Charge-Offs                                                           8,014,046.12
                Recoveries                                                           (1,710,322.57)
                                                                                    --------------
                Net Charge-Offs                                                                           6,303,723.55

Delinquencies ( P&I):                                                 # of loans
                30-59 Days                                                 1,500     13,362,118.80
                60-89 Days                                                   403      3,709,643.91
                90-119 Days                                                  158      1,236,987.60
                120 days and over                                              5         86,266.64

Repossessions                                                                 70        592,892.69

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
or 9.01 of the Sale and Servicing Agreement)                                   -                                     -

Cumulative Charge-Off Percentage                                                                                  0.42%

WAC                                                                                                            10.6705%
WAM                                                                                                             55.207

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended October 31, 2004
                   for Distribution Date of November 22, 2004

=====================================================================================================================
                                          BEGINNING           NOTE MONTHLY                                 TOTAL
                   ORIGINAL              OUTSTANDING            PRINCIPAL             PRIOR              PRINCIPAL
                  PRINCIPAL               PRINCIPAL           DISTRIBUTABLE         PRINCIPAL          DISTRIBUTABLE
CLASSES             BALANCE                BALANCE               AMOUNT             CARRYOVER             AMOUNT
=====================================================================================================================

A-1             222,000,000.00                   0.00                  0.00              0.00                    0.00

A-2             555,000,000.00         401,376,895.09         39,718,033.94              0.00           39,718,033.94

A-3             200,000,000.00         200,000,000.00                  0.00              0.00                    0.00

A-4             331,750,000.00         331,750,000.00                  0.00              0.00                    0.00

B-1              56,250,000.00          48,310,906.83          2,056,327.22              0.00            2,056,327.22

C-1              63,750,000.00          54,767,734.49          2,331,158.55              0.00            2,331,158.55

D-1              48,750,000.00          45,811,749.07          5,739,165.78              0.00            5,739,165.78

=====================================================================================================================

TOTAL         1,477,500,000.00       1,082,017,285.48         49,844,685.49              0.00           49,844,685.49

=====================================================================================================================


==============================================================================
                                             REMAINING              TOTAL
             PRINCIPAL        CURRENT       OUTSTANDING            PRINCIPAL
            DISTRIBUTION     PRINCIPAL       PRINCIPAL           AND INTEREST
CLASSES       AMOUNT         CARRYOVER         BALANCE           DISTRIBUTION
==============================================================================

A-1                 0.00         0.00                0.00                 0.00

A-2        39,718,033.94         0.00      361,658,861.15        40,223,099.87

A-3                 0.00         0.00      200,000,000.00           365,000.00

A-4                 0.00         0.00      331,750,000.00           776,847.92

B-1         2,056,327.22         0.00       46,254,579.61         2,150,533.49

C-1         2,331,158.55         0.00       52,436,575.94         2,444,801.60

D-1         5,739,165.78         0.00       40,072,583.29         5,860,185.15

==============================================================================

TOTAL      49,844,685.49         0.00    1,032,172,599.99        51,820,468.03

==============================================================================


====================================================================================================================================
                         NOTE MONTHLY                       TOTAL
                           INTEREST         PRIOR         INTEREST          INTEREST         CURRENT        DEFICIENCY       POLICY
NOTE      INTEREST       DISTRIBUTABLE     INTEREST     DISTRIBUTABLE     DISTRIBUTION      INTEREST          CLAIM          CLAIM
CLASSES     RATE            AMOUNT         CARRYOVER        AMOUNT           AMOUNT         CARRYOVER         AMOUNT         AMOUNT
====================================================================================================================================

A-1       1.08000%                0.00        0.00              0.00              0.00          0.00           0.00          0.00

A-2       1.51000%          505,065.93        0.00        505,065.93        505,065.93          0.00           0.00          0.00

A-3       2.19000%          365,000.00        0.00        365,000.00        365,000.00          0.00           0.00          0.00

A-4       2.81000%          776,847.92        0.00        776,847.92        776,847.92          0.00           0.00          0.00

B-1       2.34000%           94,206.27        0.00         94,206.27         94,206.27          0.00           0.00          0.00

C-1       2.49000%          113,643.05        0.00        113,643.05        113,643.05          0.00           0.00          0.00

D-1       3.17000%          121,019.37        0.00        121,019.37        121,019.37          0.00           0.00          0.00

====================================================================================================================================

TOTAL                     1,975,782.54        0.00      1,975,782.54      1,975,782.54          0.00           0.00          0.00

====================================================================================================================================

                        WFS FINANCIAL 2004-1 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended October 31, 2004
                   for Distribution Date of November 22, 2004



                  Detailed Reporting

                        See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of October 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated February 01, 2004.


                                         -----------------------------------
                                         Susan Tyner
                                         Vice President
                                         Assistant Controller

                                         -----------------------------------
                                         Lori Bice
                                         Assistant Vice President
                                         Director Technical Accounting